Exhibit 2.2

AMENDED AND RESTATED BYLAWS

OF

QUADRANT BIOSCIENCES INC.

December 5, 2019

ARTICLE I

Offices and Agent

1.                  Principal Office. The principal office of the Corporation may be located within or outside the State of Delaware, as designated by the Board of Directors. The Corporation may have other offices and places of business at such places within or outside the State of Delaware as shall be determined by the directors.

2.                  Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

ARTICLE II

Meetings of Stockholders

1.                  Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the Board of Directors. If, at the place of the meeting, this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

2.                  Special Meetings. Special meetings of the stockholders of the Corporation: (i) may be called for any purpose at any time by the Chief Executive Officer or Chairman of the Board of Directors; (ii) shall be called by the Chief Executive Officer if directed by the Board of Directors; and (iii) shall be called by the Chief Executive Officer upon the written request of holders of shares, digital securities, or other data representing such shares (collectively, “Shares”) entitled to cast not less than twenty five percent (25%) of the votes entitled to notice of and to vote at such special meeting. Such written request shall specify the purpose or purposes of, and a proposed date for, the meeting and shall be delivered to the Chief Executive Officer. Upon receipt of such written request, the Chief Executive Officer shall fix a date and time for such meeting, which date shall be within ten (10) business days of the proposed date specified in the written request.

3.                  Place of Meetings. All meetings of stockholders of the Corporation shall be held within or outside the State of Delaware as may be designated by the Board of Directors or the Chief Executive Officer, or, if not designated, at the principal office of the Corporation.

4.                  Notice of Meeting. Except as otherwise provided in these Bylaws or the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), written notice of any meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered personally, by mail or by any form of electronic transmission to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, as the case may be. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. If sent by electronic transmission, such notice shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting (which separate notice may also be posted on the same or another electronic network), upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, and stating the manner of such notice, shall in the absence of fraud be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.                  Waiver of Notice. Any stockholder, either before or after any stockholders’ meeting, may waive notice of the meeting in writing or by any form of electronic transmission which makes clear that such stockholder is waiving such notice, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.                  Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining the stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is expressed in writing or by any form of electronic transmission providing such consent. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7.                  Stockholders’ List. The Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of Shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

8.                  Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

9.                  Voting Rights. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

10.              Quorum and Required Vote. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws:

(a)       the holders of one-third (1/3) of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business; and

(b)       if a quorum is present, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders (except with respect to elections of directors, which shall be determined by plurality), and, if there are two or more classes of stock entitled to vote as separate classes, then, in the case of each such class, the affirmative vote of a majority of the shares of that class present or represented by proxy at the meeting shall be the vote of such class.

11.              Informal Action By Stockholders. Except as otherwise provided in the Certificate of Incorporation, any action required by the provisions of the Delaware Corporation Law to be taken or any action which may be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by any form of electronic transmission expressing such consent, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented. Any action taken pursuant to such consent of the stockholders without a meeting shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

Board of Directors

1.                  Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or the Delaware Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of one or more members. Directors need not be stockholders of the Corporation. The number of directors which shall constitute the entire Board shall be initially set at nine (9) directors and may be altered by resolution adopted by a vote of a majority of the entire Board of Directors, or by a majority of the stockholders. Except as otherwise provided in the Certificate of Incorporation, each director shall be elected at each annual meeting of stockholders and shall hold such office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.                  Vacancies. Unless and until filled by the stockholders of the Corporation, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.                  Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office addressed to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.                  Removal. Except as otherwise provided in the Certificate of Incorporation or the Delaware Corporation Law, any director or the entire Board of Directors may be removed with or without cause by the holders of at least one-half (1/2) of the shares then entitled to vote at an election of directors; provided, however, that whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Corporation’s Certificate of Incorporation, such director or directors may only be removed by the holders of at least one half (1/2) of the outstanding shares of such class or series of stock.

5.                  Compensation. Directors shall be reimbursed for all reasonable travel and incidental expenses incurred while performing their duties as a member of the Board of Directors. In addition, Directors of the Corporation who are not also officers of the Corporation may be paid such compensation for their services as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Meetings of the Board

1.                  Place of Meetings. The regular or special meetings of the Board of Directors or any committee designated by the Board shall be held at the principal office of the Corporation or at any other place within or outside the State of Delaware that a majority of the Board of Directors or any such committee, as the case may be, may designate from time to time by resolution.

2.                  Regular Meetings. The Board of Directors shall meet each year immediately after and at the same place as the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The Board of Directors or any committee designated by the Board may provide, by resolution, for the holding of additional regular meetings within or outside the State of Delaware without notice of the time and place of such meeting other than such resolution; provided, that any director who is absent when such resolution is made shall be given notice of said resolution.

3.                  Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board may be held at any time and place, within or outside the State of Delaware, designated in a call by the Chairman of the Board, if any, by the Chief Executive Officer or by a majority of the members of the Board of Directors or any such committee, as the case may be.

4.                  Notice of Special Meetings. Except as otherwise required by these Bylaws or the laws of the State of Delaware, notice of each special meeting of the Board of Directors or any committee thereof setting forth the time and place of the meeting shall be given to each director by the Secretary or by the officer or director calling the meeting not less than three (3) business days prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, by mail or by electronic transmission to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If sent by electronic transmission, such notice shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and (iii) if by any other form of electronic transmission, when directed to the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

5.                  Waiver of Notice. A director may waive notice of any special meeting of the Board of Directors or any committee thereof, in writing or by any form of electronic transmission in which such waiver of notice is clear, either before, at, or after the meeting, and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

6.                  Quorum and Action at Meeting. At meetings of the Board of Directors or any committee designated by the Board, a majority of the total number of directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of directors in attendance shall be the act of the Board of Directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the Delaware Corporation Law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

7.                  Presumption of Assent. A director who is present at a meeting of the Board or a committee thereof when action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of a Board or a committee thereof is not available to a director who votes in favor of such action.

8.                  Committees. The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided by resolution of the Board of Directors and subject to the provisions of the Delaware Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee (i) may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee, and (ii) may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

9.                  Informal Action by Directors. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted by the Delaware Corporation Law to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by any form of electronic transmission which makes clear such consent, and the written consents and electronic transmissions are filed with the minutes of proceedings of the Board or committee.

10.              Telephonic Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

ARTICLE V

Officers and Agents

1.                  Enumeration, Election and Term. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as may be deemed necessary or desirable by the Board of Directors, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries and a Chairman of the Board. Any number of offices may be held by the same person and no officer need be a stockholder or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders.

2.                  General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the Chief Executive Officer.

3.                  Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

4.                  Compensation. The Board of Directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors, or by any committee designated by the Board or by an officer to whom that function has been delegated by the Board.

5.                  Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office addressed to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the Board of Directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

6.                  Chairman of the Board. The Chairman of the Board, if any, shall preside as chairman at meetings of the stockholders and the Board of Directors. He shall, in addition, have such other duties as the Board may prescribe that he perform.

7.                  Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business of the Corporation. In the event the position of Chairman of the Board shall not be occupied or the Chairman shall be absent or otherwise unable to act, the Chief Executive Officer shall preside at meetings of the stockholders (and of the directors, if he is a member of the Board of Directors) and shall discharge the duties of the presiding officer. At each annual meeting of the stockholders, the Chief Executive Officer shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the Board of Directors may from time to time prescribe.

8.                  President. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall generally assist the Chief Executive Officer and perform such other duties as the Chief Executive Officer shall prescribe from time to time. In the case of death of the Chief Executive Officer or in the case of his absence or inability to act, President shall perform the duties of the Chief Executive Officer, unless the Board of Directors, by resolution, provides otherwise. If the President shall be unable to act in place of the Chief Executive Officer, the Vice Presidents may exercise such powers and perform such duties as are provided in Section 9 below.

9.                  Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may from to time prescribe or as the Chief Executive Officer may from time to time delegate to him. At the request of the President, in the case of the President’s absence or inability to act, any Vice President may temporarily act in his place.

10.               Secretary. The Secretary shall keep or cause to be kept, in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the Chief Executive Officer. In the absence of the Secretary or his inability to act, the Assistant Secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the Secretary.

11.                Treasurer. The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his transactions as Treasurer and of the financial condition of the Corporation to the Chief Executive Officer and/or the Board of Directors upon request. Such power given to the Treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the Board of Directors. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. In the absence of the Treasurer or his inability to act, the Assistant Treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the Treasurer.

12.                Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE VI

Interested Transactions

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, partnership, joint venture, trust or other entity in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

1.                  The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

2.                  The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders entitled to vote thereon; or

3.                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders entitled to vote thereon.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes any such contract or transaction.

ARTICLE VII

Capital Stock

1.                  Shares of Stock. The shares of the Corporation shall be represented by certificates and/or digital information maintained on one or more electronic networks or databases (including one or more distributed electronic networks or databases).

2.                  Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by resolution of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine. Consideration for such shares shall not be less than the par value or stated value therefore, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the Board of Directors.

3.                  Lost Certificates. In the event that shares of the Corporation’s stock are certificated, the Board of Directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board may require. The Board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate. In the event of such destroyed or lost certificate, either the owner thereof or the Board may elect that the stock previously represented by such certificate be thereafter uncertificated in accordance with the Certificate of Incorporation, these Bylaws, and the Delaware Corporation Law.

4.                  Transfer of Shares. Subject to applicable law, shares of stock of the Corporation may be transferred upon the surrender to the Corporation or its transfer agent of the certificates representing such shares or by the provision of digital information required by the Corporation to transfer such shares on any electronic networks or databases (including any distributed electronic networks or databases) maintained by the Corporation in accordance with this Article VII. In that event, any surrendered certificates shall be cancelled and the transfer, including the new owner of such shares and any other information maintained therein shall be recorded in the records of the Corporation maintained by the Corporation in accordance with this Article VII.

5.                  Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware. Any such registration maintained by the Corporation on any electronic network or database (including any distributed electronic network or database) shall be definitive as to the owner of such shares.

6.                  Stock Ledger. Appropriate data and information shall be kept by the Corporation with respect to all transactions in the shares of stock of the Corporation. Any such records may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or database), provided that the record so kept can be converted into clearly legible paper within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in paragraph 7 of Article II hereof, (ii) record any other information required to be recorded pursuant to the Delaware Corporation Law or the Certificate of Incorporation, and (iii) record transfers of Shares.

7.                  Restriction on Transfer of Shares. Notice of any restriction on the transfer of the stock of the Corporation shall be (i) placed on each certificate of stock issued, if and only to the extent such stock is certificated, or (ii) in the case of uncertificated shares, and subject to the provisions of the Delaware Corporation Law, posted to the Corporation’s website and/or any other electronic network or database, including any such electronic network or database maintained in accordance with paragraph 6 of this Article VII, provided that the holder of such uncertificated shares is made aware of the location of such posting.

ARTICLE VIII

Dividends

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Voting of Securities Owned by the Corporation

All stock and other securities of other business entities held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors, or in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer or the President.

ARTICLE X

Seal and Fiscal Year

1.                  Seal. The Board of Directors may adopt a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

2.                  Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the Board of Directors in its discretion.

ARTICLE XI

Amendments

Subject to repeal or change by action of the stockholders, the Board of Directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

ARTICLE XII

Miscellaneous

1.                  Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

2.                  Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

3.                  Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.